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                                                                     Exhibit 4.5

                         QUEST DIAGNOSTICS INCORPORATED
                      APPOINTMENT OF SUCCESSOR RIGHTS AGENT

Pursuant to resolutions duly adopted by the Board of Directors of Quest Diagnostics Incorporated (the "Corporation") hereby appoints National City Bank as successor Rights Agent under the Corporation's Rights Agreement dated as of December 31, 1996, as amended on July 1, 1999, December 31, 1999, and October 18, 2000. Henceforth, all references to the Rights Agent, whether in the Rights Agreement or in a Rights Legend appearing on the Corporation's stock certificate, shall mean National City Bank, and the address for National City Bank shall be:

                   Mr. Matthew Hostelley
                   National City Bank
                   Corporate Trust Administration
                   1900 East Ninth Street
                   Cleveland, OH 44114

National City Bank hereby accepts appointment as successor Rights Agent.

Dated as of the 24th day of November, 2003.

QUEST DIAGNOSTICS INCORPORATED


By /s/ Leo C. Farrenkopf, Jr.
   --------------------------
       Leo C. Farrenkopf, Jr.
Its    Vice President and Secretary


NATIONAL CITY BANK


By /s/ Matthew Hostelly
   --------------------
Its Vice President